Exhibit 15.2
CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-142963 and Form S-8 No. 333-119616) of GigaMedia Limited of our report dated April 23, 2007, except for Note 25(a), as to which the date is May 8, 2007, and Note 25(b), as to which the date is June 1, 2007, which appears on page F-1 of the Annual Report on this Form 20-F of GigaMedia Limited for the year ended December 31, 2006.

/s/ GHP HORWATH, P.C.

Denver, Colorado
June 27, 2007